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                                                                  EXHIBIT 10.12


Definitive Copy


                                 AMENDMENT NO. 1
                                       TO
                       TELEDYNE TECHNOLOGIES INCORPORATED
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                        EFFECTIVE AS OF DECEMBER 1, 2001


Preamble: The Personnel and Compensation Committee of the Board of Directors of Teledyne Technologies Incorporated has determined that it is in the best interests of the Company to amend the Teledyne Technologies Incorporated Executive Deferred Compensation Plan (the "Plan") to permit Non-Employee Directors (as defined below) to defer their Annual Retainer Fees (as defined below) payable for serving as a director and for serving as the chair of the Board of Directors or any committee of the Board of Directors to the extent permitted under the Non-Employee Director Plan (as defined below) and as provided below. Capitalized terms used and not otherwise defined in this Amendment No. 1 have the meanings ascribed to such terms in the Plan.

The Plan is hereby amended to add a new Section 11 to the Plan, which reads in its entirety as follows:

11      NON-EMPLOYEE DIRECTORS.

        Effective for Annual Retainer Fees earned or otherwise accruing on or after January 1, 2001, a Non-Employee Director shall be permitted to defer some or all of his or her Annual Retainer Fee for the next succeeding calendar year under this Plan. Except as specifically varied under this Article 11, the provisions, terms and conditions of the Plan applicable to Eligible Employees shall apply to Non-Employee Directors.

        11.1    Definitions

        The following terms shall have the meanings set forth herein:

                a. "Annual Retainer Fees" shall mean the cash amount paid for any calendar year by the Company to a Non-Employee Directors for serving as a Director and for serving as the chair of the Board or any committee of the Board as of a particular payment date, as established by the Board and in effect from time to time. "Annual Retainer Fees" shall not include the portion of the Annual Retainer Fee paid in the form of Common Stock of the Company under the practices of the Company in effect at any particular time, fees for attending meetings of the Board or any committee of the Board, payments of deferred compensation, gains on stock options or other forms of compensation to which a Non-Employee Director may become entitled from time to time.

                b.      "Board" means the Board of Directors of the Company.



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                c.      "Compensation" as applied to a Non-Employee Director,
                        shall mean his or her Annual Retainer Fees as defined in Subsection 11.1(a) above.

                d.      "Director" means a member of the Board.

                e. "Eligible Employee" shall mean an Eligible Employee as defined in Section 2.10 of the Plan and, after December 1, 2000, a Non-Employee Director.

                f. "Non-Employee Director" shall mean a Director who is not then also an employee of the Company or an affiliate.

                g. "Non-Employee Director Plan" shall mean the Teledyne Technologies Incorporated 1999 Non-Employee Director Stock Compensation Plan, as amended from time to time or any successor plan.

                h. "Retirement" shall mean, as applied to a Non-Employee Director, the date upon which a Non-Employee Director ceases to be a Director.

        Except as set forth above, the terms defined in Article 2 of this Plan shall apply to a Non-Employee Director.

        11.2    Terms and Conditions.

        On or after December 1, 2000, a Non-Employee Director may elect to defer some or all of his or her Compensation under the same terms and conditions and with the same rights, privileges and limitations (including, but not limited to, status with respect to such deferrals as an unsecured creditor of the Company) as an Eligible Employee as set forth in Articles 1 thorough 10 of the Plan. Notwithstanding anything herein to the contrary, deferrals of Compensation by a Non-Employee Director under this Plan may be made only if and to the extent permitted under the Non-Employee Director Plan.


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